UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

February 15, 2006

SCOLR Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3625 132nd Avenue SE, Suite 300

Bellevue, WA 98006

(Address of principal executive offices)

(425) 373-0171

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

SCOLR Pharma, Inc. entered into a severance agreement and release with Gail Vitulli, our former principal financial officer, which was effective on February 15, 2006. Ms. Vitulli discontinued service with us effective December 15, 2005. Under terms of the severance agreement, we will provide the following severance benefits to Ms. Vitulli:

•	a lump sum payment of $60,000, less withholding and other applicable taxes;

•	a lump sum of $20,423, which represents 50% of Ms. Vitulli’s projected bonus for 2005; and

•	continuation of existing medical coverage for Ms. Vitulli and her spouse for a maximum of four months.

In addition, Ms. Vitulli will have until December 31, 2006, to exercise stock options that were vested as of December 15, 2005.

We also agreed to release Ms. Vitulli from all claims against her arising from or relating to her employment with us, with the exception of any claims based on dishonesty or fraud. Ms. Vitulli agreed to release us from any and all claims against us, whether known or unknown, arising from or relating to her employment with SCOLR Pharma.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR PHARMA, INC.

Dated: February 16, 2006	By:	/s/ Richard M. Levy
Richard M. Levy Interim Chief Financial Officer

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